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                                                                    Exhibit 23.1


              Consent of Ernst & Young LLP Independent Auditors


We consent to the incorporation by reference in the Registration Statement Form (S-8, No. 33-98870) pertaining to the National Picture & Frame Company Employee Stock Discount Purchase Plan and in the related Prospectus of our report dated June 4, 1997, with respect to the consolidated financial statements and schedule of National Picture & Frame Company included in the Annual Report (Form 10-K) for the year ended April 30, 1997.




                                                        Ernst & Young LLP
                                                        Jackson, Mississippi
August 7, 1997